Exhibit l

ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 WWW.ROPESGRAY.COM

August 1, 2011

Kohlberg Capital Corporation

295 Madison Avenue, 6th Floor

New York, New York 10017

Re:	Kohlberg Capital Corporation

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form N-2 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Kohlberg Capital Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of up to $200,000,000 aggregate offering price of its: (i) common stock, par value $0.01 per share (the “Common Stock”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) subscription rights to purchase Common Stock (the “Rights”); (iv) debt securities, which may be convertible into or exchangeable for shares of Common Stock (the “Debt Securities”); and (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants” and, together with the Common Stock, the Preferred Stock, the Rights and the Debt Securities, collectively, the “Securities”). The Debt Securities will be issued under one or more indentures (each, an “Indenture”) between the Company and a trustee to be selected by the Company. This opinion is being furnished in accordance with the requirements of Item 25.2(l) of Part C of Form N-2.

In connection with this opinion, we have examined and relied upon the Registration Statement and such other records, agreements, certificates and documents, and have made legal and factual inquiries, as we have deemed necessary as a basis for the opinions expressed herein. As to matters of fact material to our opinion, we have relied, without independent verification, on certificates of officers of the Company and of public officials and on documents furnished to us by the Company.

The opinions expressed below are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including reported judicial decisions interpreting those laws.

Kohlberg Capital Corporation	- 2 -	August 1, 2011

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.	When the issuance and the terms of the sale of the shares of Common Stock have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or other agreement as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, the shares of Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered in the opinion in this paragraph include any shares of Common Stock that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

2.	When the issuance and the terms of the sale of the shares of Preferred Stock of a particular series have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation, and when a certificate of designations with respect to the Preferred Stock of such series has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware and such shares have been issued and delivered against payment of the purchase price therefor in an amount in excess of the par value thereof, in accordance with the applicable definitive purchase, underwriting or other agreement as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, the shares of Preferred Stock of such series will be validly issued, fully paid, and nonassessable. The Preferred Stock covered in the opinion in this paragraph include any shares of Preferred Stock that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

3.	When the issuance and the terms of the sale of the Rights have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation and duly established in conformity with the applicable subscription agreement, and when such Rights have been duly executed, countersigned and delivered in accordance with the applicable subscription agreement (and any applicable definitive purchase, underwriting or other agreement) as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Rights covered in the opinion in this paragraph include any Rights that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

Kohlberg Capital Corporation	- 3 -	August 1, 2011

4.	When the issuance and the terms of the sale of the Debt Securities have been duly authorized by the board of directors of the Company and duly established in conformity with the applicable Indenture, and when such Debt Securities have been duly executed, authenticated, issued, delivered and sold in accordance with the applicable definitive purchase, underwriting or other agreement as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and in the manner provided for in the applicable Indenture against payment of the purchase price therefor, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

5.	When the issuance and the terms of the sale of the Warrants have been duly authorized by the board of directors of the Company in conformity with its certificate of incorporation and duly established in conformity with the applicable warrant agreement, and when such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement (and any applicable definitive purchase, underwriting or other agreement) as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Warrants covered in the opinion in this paragraph include any Warrants that may be issued upon exercise, conversion or otherwise pursuant to the terms of any other Securities.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or other agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any Indenture and any other agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company is and will remain duly organized, validly existing and in good standing under applicable law; (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Common Stock as is necessary for the issuance of the shares of Common Stock pursuant to the Registration Statement, (vi) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Preferred Stock as is necessary for the issuance of the shares of Preferred Stock pursuant to the Registration Statement, and (vii) all of the foregoing actions to be taken by the Company are taken so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Kohlberg Capital Corporation	- 4 -	August 1, 2011

Our opinion set forth in paragraphs 3, 4 and 5 that each of the Rights, the Debt Securities and the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms is subject to, and we express no opinion with respect to, (i) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity. Our opinions expressed herein are also subject to the qualification that no term or provision shall be included in any Indenture, any supplemental indenture to any such Indenture or any other agreement or instrument pursuant to which any of the Rights, Debt Securities or Warrants are to be issued that would affect the validity of such opinion.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ ROPES & GRAY LLP

Ropes & Gray LLP